Exhibit 99 (h)(5)
TRANSFER AGENT & SHAREHOLDER SERVICES
ANNUAL FEE SCHEDULE
Service Charges to the Fund
Shareholder Account Fee (Subject to Minimums)
♦	No-Load — $15.00 /account

♦	Load Fund — $16.00 /account

♦	Daily Accrual Fund — $21.00 /account (money market funds); $18.00/account (bond funds)

♦	Closed Accounts — $2.50 /account
Annual Minimums (Existing Funds)
♦	$30,000 per no-load fund

♦	$36,000 per load or daily accrual fund

♦	$18,000 each additional class

♦	$12,500 per each B share class (Eff. 1/1/2010)
New Funds/Classes Annual Minimums (Eff. 2/1/2010)
♦	$12,500 per class — Year 1

♦	$15,000 per class — Year 2

♦	Per Class Fee Review — Year 3
Activity Charges
♦	Telephone Calls — $1.00 /minute

♦	Voice Response Call — $.35/call

♦	E-mail Services
$200 /month administration
$3.00 /e-mail received
♦	Draft Check Processing — $3.00 /draft

♦	Daily Valuation Trades — $10.00 /trade

♦	Lost Shareholder Search — $5.00 /search

♦	AML New Account Service — $1.00/new domestic accounts and $2.00/new foreign account

♦	AML Annual Base fee $5,000 (Per Fund Complex)

♦	ACH/EFT Shareholder Services:
$125.00 /month/fund group
$0.50 /ACH item, setup, change
$5.00 /correction, reversal
Out-of-pocket Costs
♦	Telephone toll-free lines, call transfers, etc.

♦	Mailing, sorting and postage

♦	Stationery

♦	Programming, special reports

♦	Insurance, record retention, microfilm/fiche

♦	NSCC charges

♦	Any additional expenses, agreed to in advance by the Fund, reasonable incurred by USBFS in the performance of its duties and obligations under this Agreement.
Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦	$25.00 /transfer to successor trustee

♦	$25.00 /participant distribution (Excluding SWPs)

♦	$25.00 /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦	$15.00 /outgoing wire transfer

♦	$15.00 /overnight delivery

♦	$25.00 /return check or ACH

♦	$25.00 /stop payment

♦	$5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)
Technology Charges
1.	Fund Setup — $750 /cusip

2.	NSCC Service Interface — All NSCC Services
♦	Annual — $1,400 /cusip/year
3.	Telecommunications and Voice Services
♦	Service Setup — $1,650 ATT transfer connect

♦	VRU Setup — $500 /fund group

♦	VRU Maintenance
•	$100 /cusip/month (Class A shares)

•	$75/cusip/month (Class B shares)

•	$50/cusip/month (Class C shares)
♦	$.35 /voice response call

♦	$.40 /voice recognition call
4.	12b-1 Aging — $1.50 /account/year

5.	Average Cost — $.36 /account/year

6.	Development/Programming — $150 /hour

7.	File Transmissions — subject to requirements

8.	Selects — $300 per select

9.	Extraordinary services — charged as incurred
♦	Conversion of Records (if necessary) — Estimate to be provided.

♦	Custom processing, re-processing

♦	All other extraordinary services
Fees are billed monthly.

INTERNET SERVICES
ANNUAL FEE SCHEDULE (TO BE PAID BY FAF ADVISORS)
FAN WEB — Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group’s web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.
Implementation — $15,000 per management company — includes up to 10 hours of assistance from BSAs and technical staff (additional assistance — $150/hour)
Annual Base Fee — $36,000 per year
Activity (Session) Fees:
•	Inquiry — $.15 per event

•	Account Maintenance — $.25 per event

•	Transaction — financial transactions, reorder statements, etc. — $.50 per event

•	New Account Set-up — $3.00 per event

•	Strong Authentication- $0.045 per month per active* FAN Web ID.

*	Defined as any ID that has had activity within the 180-day period prior to the billing cycle.
VISION MUTUAL FUND GATEWAY — Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
•	Inquiry — $.05 per event

•	Per broker ID — $5.00 per month per ID
Transaction Processing
•	Implementation — $5,000 per management company

•	Transaction — purchase, redeem, exchange, literature order — $.50 per event

•	New Account Set-up — may contain multiple fund/accounts — $3.00 per event

•	Monthly Minimum Charge — $500.00 per month
FAN MAIL — Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company — file generation and delivery — $6,000 per year
Per Record Charge
•	Rep/Branch/ID — $.018

•	Dealer — $.012

•	Price Files — $.002 or $1.75/user/month, whichever is less
IMAGE AND/OR COLD ON-LINE ACCESS — On-line internet access to U.S. Bancorp shareholder document images, statements and tax advices (COLD)
Setup — $1,500 initial setup per concurrent connection (up to 5 workstations each)
Service — $325/month/concurrent connection